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EXHIBIT 21.1

SUBSIDIARIES OF COMPANY


1.   MicroProse California, Inc. (a California Company)

2.   MicroProse Texas, Inc. (a Delaware Company)

3.   MicroProse Software, Inc. (a Maryland Company)

4.   Stealy, Inc. (a Maryland Company)

5.   Sid Co., Inc. (a Maryland Company)

6.   Bullet-Proof Software, Inc. (a Washington Company)

7.   Spectrum HoloByte Japan, K.K. (a Japanese Company)

8.   MPS Software Distribution GmbH (a German Company)

9.   MicroProse Limited (a United Kingdom Company)

10.  MicroProse Software, Ltd. (a United Kingdom Company)

11.  MPS Technologies Ltd. (a United Kingdom Company)

12.  MicroProse France SARL (a French Company)

13.  MicroProse Software GmbH (a German Company)

14.  Leisuresoft Vertiebs GmbH (a German Company)*

15.  Hartland Trefoil Ltd. (a United Kingdom Company)

16.  Spectrum HoloByte Acquisition Corporation (a California Company)


* Except with regard to Leisuresoft Vertriebs GmbH and Hartland Trefoil Ltd. the Registrant directly or indirectly owns 100% of the above listed subsidiaries. The Registrant indirectly, through MicroProse, Inc. owns 90% of Leisuresoft Vertriebs GmbH., and through Spectrum HoloByte Acquisition Corporation owns 99% of Hartland Trefoil Ltd.


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